SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2005

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signature
Exhibit Index
Form of 2005 Performance Award Agreement
Executive Annual Incentive Plan

Item 1.01 Entry into a Material Definitive Agreement

     (1) On April 11, 2005 the Board of Directors of Otter Tail Corporation (the “Company”) approved compensation for directors. Following are the retainer and meeting fees as approved:

Retainer — Chairman of the Board	$63,000
Retainer — Director	$27,000
Retainer — Committee Chair	$5,000
Board Meeting Fee (per meeting)	$1,500

In addition each director was awarded a restricted stock grant under the 1999 Stock Incentive Plan of 1,300 shares that vests over four years.

     (2) On April 11, 2005 the Board of Directors of the Company granted performance-based stock incentive awards to the Company’s executive officers under the 1999 Stock Incentive Plan. Under these awards, the Company’s executive officers could earn up to an aggregate of 75,150 shares based on the Company’s stock performance relative to the stock performances of its peer group in the Edison Electric Institute Index over the performance period of January 1, 2005 through December 31, 2007. The target share award by executive officer is as follows: John Erickson, 19,500 shares; Lauris Molbert, 15,200 shares; Kevin Moug, 9,100 shares and George Koeck, 6,300 shares. The executive officers have no voting or dividend rights related to these shares until the shares are issued at the end of the performance period. The form of 2005 Performance Award Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

     (3) On April 11, 2005 the Company’s Board of Directors approved performance targets for 2005 under the terms of the Otter Tail Corporation Executive Annual Incentive Plan (the “Incentive Plan”). The Incentive Plan provides incentives to executive officers if the Company achieves certain performance targets. The Compensation Committee of the Board of Directors is responsible for setting performance targets under the Incentive Plan near the end of the first quarter each year and establishing total target payout percentages for each of the executive officers. For 2005 the performance targets are as follows:

1.	Corporate Earnings per Share. Each executive officer receives 33 1/3 percent of the total target payout if the Company achieves the targeted earnings per share. Each executive officer receives 8 1/3 percent of the total target payout if the Company achieves the minimum performance level, and additional increments for performance above the target.

2.	Corporate Return on Equity. Each executive officer receives 33 1/3 percent of the total target payout if the Company achieves the targeted return on equity. Each executive officer receives 8 1/3 percent of the total target payout if the Company achieves the minimum performance level, and additional increments for performance above the target.

3.	Cash Flow from Operations. Each executive officer receives 33 1/3 percent of the total target payout if the Company achieves the targeted cash flow from operations. Each

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executive officer receives 8 1/3 percent of the total target payout if the Company achieves the minimum performance level and additional increments for performance above the target.

     The Compensation Committee has discretion over treatment of extraordinary gains, write-offs, or other events in determining the amount of incentive bonus to be paid. The Incentive Plan is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.1       Form of 2005 Performance Award Agreement

10.2       Executive Annual Incentive Plan (Effective April 1, 2005)

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 15, 2005

	By	/s/ Kevin G. Moug

Kevin G. Moug Chief Financial Officer and Treasurer

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Exhibit Index

     10.1       Form of 2005 Performance Award Agreement

     10.2       Executive Annual Incentive Plan (Effective April 1, 2005)

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